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                                                                    EXHIBIT 3.18

                                  Q LUBE, INC.

                                    BY-LAWS

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

      Section 1. The annual meeting of the stockholders of this Corporation shall be held at its office in the City of Houston, Texas, on the fourth Monday of November in each year, at such time as may be specified in the notice thereof, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. If the day designated herein is a legal holiday in the State of Texas, the annual meeting shall be held on the first succeeding day which is not a legal holiday. If for any reason the annual meeting shall not be held on the day designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient.

      Section 2. Special meetings of the stockholders may be called at any time by the Board of Directors, the Executive Committee (if any), the Chairman of the Board, the President, or holders of not less than one-fourth of all shares of stock of the Corporation outstanding and entitled to vote at such meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten nor more than sixty days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

      Section 3. Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

      Section 4. Written notice of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than fifty days, prior to the day named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

      Section 5. The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.
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      Section 6. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

      Section 7. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as from time to time amended, or by these By-Laws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by vote of the majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 8. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. The affairs of the corporation shall be managed by a Board consisting of not less than three (3) nor more than seven (7) directors, none of whom need be stockholders of the corporation. Either the Board of Directors or the stockholders may from time to time determine, within the foregoing numerical limitations, the number of directors constituting the entire Board of Directors, and thereafter from time to time change such number by a vote of a majority of the then entire Board of Directors or the stockholders, as the case may be. The directors shall be elected at each annual meeting of stockholders by the stockholders entitled to vote and shall hold office until their successors are elected and qualified. Any director may be removed and his place filled by the stockholders entitled to vote at any meeting, by the vote of a majority of all outstanding stock of the corporation having voting power. Vacancies in the Board of Directors or in the offices, excepting vacancies in the Board of Directors arising from the removal of directors, may be filled at any meeting by the directors remaining in office even though less than a quorum.

      Section 2. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the President by giving notice thereof as provided in Section 4 of this Article II.


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      Section 3. Special meetings of the Board of Directors shall be held, whenever called by the President, by two directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

      Section 4. Notice of the time and place of, the general nature of the business to be transacted at, all special meetings of the Board of Directors, and notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director either personally or by mail or telephone or telegraph at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting.

      Section 5. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these By-laws, all questions shall be decided by the vote of a majority of the directors present.

      Section 6. Any action which may be taken at a meeting of the directors or members of the Executive Committee may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the directors or members of the Executive Committee, as the case may be, and shall be filed with the Secretary of the Corporation

                                  ARTICLE III

                              EXECUTIVE COMMITTEE

      The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of its number to constitute an Executive Committee which committee, during intervals between meetings of the Board, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation to the extent permitted by law, including without limitation the power and authority to declare dividends and authorize the issuance of capital stock.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. The officers of the Corporation shall consist of the President, Secretary, Treasurer and such Vice Presidents and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion.


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      Section 2. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business, affairs and property of the Corporation and over its several officers, and shall preside at meetings of the Board and at meetings of the stockholders.

                                   ARTICLE V

                                      SEAL

      The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

      The shares of the Corporation shall be represented by certificates of stock, signed by the President or such Vice President or other officer designated by the Board of Directors and countersigned by the Treasurer or the Secretary; and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or, by a registrar other than the Corporation, such signature of the President, Vice President, or other officer and such countersignature of the Treasurer or Secretary, or either of them, may be executed in facsimile, engraved, or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall be ceased to be such officer because of death, resignation, or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.

                                  ARTICLE VII

                                INDEMNIFICATION

      Section 1. Subject to the provisions of Section 3 of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with


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respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Subject to the provisions of Section 3 of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 3. An indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or (c) by the stockholders.

      Section 4. If a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise as a party to any action, suit or proceeding, referred to in Sections 1 and 2 of this Article, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 5. Expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.


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      Section 6. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit to the heirs, executors and administrators of such a person.

      Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII

                                   AMENDMENTS

      These By-laws may be altered, amended, added to or repealed by the stockholders at any annual or special meeting, by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast, and, except as may be otherwise required by law, the power to alter, amend, add to or repeal these By-laws is also vested in the Board of Directors, acting by a majority vote of the members of the Board of Directors in office (subject always to the power of the stockholders to change such action); provided, however, that notice of the general nature of any such action proposed to be taken shall be included in the notice of the meeting of stockholders or of the Board of Directors at which such action is taken.

November 22, 1999


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